SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2000

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Connecticut Energy Corporation

(Exact name of registrant as specified in its charter)

Connecticut	1-8369	06-0869582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 Main Street, Bridgeport, Connecticut 06604	(800) 760-7776
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 1.  Change in Control

(See Form 10-K for the fiscal year ended September 30, 1999, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, Liquidity and Capital Resources)

On February 8, 2000, pursuant to the Agreement and Plan of Merger dated as of April 23, 1999, amended as of July 15, 1999, (the "Merger Agreement") among Energy East Corporation ("Energy East"), Connecticut Energy Corporation (" Connecticut Energy") and Merger Co., Connecticut Energy was merged with and into Merger Co., a Connecticut corporation and a wholly-owned Energy East subsidiary. Merger Co., the surviving corporation, changed its name to, and operates under, the name of Connecticut Energy Corporation.

Under the Merger Agreement, 50% of the common stock of Connecticut Energy became exchangeable for 1.82 shares of Energy East's common stock, which had a market value of $40.15 at the close of trading on February 7, 2000, and 50% was convertible into $42.00 in cash per Connecticut Energy share. Connecticut Energy shareholders were sent a form of election in mid-December 1999. The form of election was also made available to Connecticut Energy shareholders who were not included in the December mailing. The form of election and stock certificate(s), if any, must be received by Energy East no later than 5 p.m. on February 10, 2000. Energy East will not issue any fractional shares. Energy East intends to fund the cash portion of the merger with internally generated funds or the proceeds from the sale of its generation assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 8, 2000
CONNECTICUT ENERGY CORPORATION
(Registrant)

By /s/ Carol A. Forest
Carol A. Forest
Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary